EXHIBIT 10.2

LIMITED BRANDS, INC. ANNOUNCES EXECUTIVE APPOINTMENTS

— Ken Stevens promoted to Chief Financial Officer —

— Promotions of leaders at Victoria’s Secret —

— New leader of Mast —

COLUMBUS, Ohio (May 24, 2006) — In an effort to continue to recognize future growth opportunities, Limited Brands, Inc. (NYSE: LTD) today announced the appointment of a new Chief Financial Officer, and the promotion of members of the leadership team for Victoria’s Secret.

“These are talented leaders who will enable us to continue to maximize our growth potential,” said Leslie H. Wexner, Chairman and Chief Executive Officer of Limited Brands.

APPOINTMENT OF NEW CHIEF FINANCIAL OFFICER

Ken Stevens has been appointed Executive Vice President and Chief Financial Officer, Limited Brands effective June 12. At Limited Brands, Mr. Stevens has most recently served as Chief Executive Officer of Express. He also has held the position of President of Bath & Body Works with responsibility for finance and planning, operations, store and field management, marketing, and brand merchandising. His career at the senior management level includes serving as President and Chief Operating Officer for inChord Communications, an integrated marketing communications firm which focuses on the pharmaceutical/healthcare industries, and Chairman and Chief Executive Officer of the Bank One Retail Group. Mr. Stevens also has held senior management positions at PepsiCo after serving as a partner with McKinsey and Co. Early in his career, Mr. Stevens held management positions at General Mills and Bullock’s Department stores. Mr. Stevens replaces V. Ann Hailey who transitioned to the role of Executive Vice President, Corporate Development in May.

Jay Margolis, Chief Executive Officer/President, Apparel Group, will continue to lead the apparel businesses and Paul Raffin, President, Express, will continue to lead Express.

-more-

NEW VICTORIA’S SECRET ORGANIZATIONAL STRUCTURE

Victoria’s Secret is moving to an integrated business structure with one operating business model for Victoria’s Secret Stores, Victoria’s Secret Beauty, Victoria’s Secret Direct, Pink, Intimissimi, Sexy Sport and all future concepts Sharen Jester Turney will lead the new Victoria’s Secret group as Chief Executive Officer and President, with Jerry Stritzke joining her as Chief Operating Officer. Ms. Turney has led Victoria’s Secret Direct, the catalogue and e-commerce arm of Victoria’s Secret since 2000. Mr. Stritzke most recently served as Chief Executive Officer of Mast Industries, Inc, the sourcing and production arm of Limited Brands, Inc.

LEADERSHIP FOR VICTORIA’S SECRET BUSINESS SEGMENTS

Mindy Meads will become Chief Executive Officer/President of Victoria’s Secret Direct, on August 4th, with Rick Jackson joining her as Chief Operating Officer of the business. Ms. Meads, formerly President and Chief Executive Officer of Lands’ End, has more than 30 years of experience as a merchant, including the last 15 years leading and re-energizing the Lands’ End product line. Mr. Jackson, who joined Limited Brands in 1998, has been serving as Executive Vice President of Logistic Operations in Limited Logistics Services, Inc.

Christine Beauchamp is being promoted from President and General Merchandise Manager to Chief Executive Officer and President of Victoria’s Secret Beauty, to recognize her leadership and contributions to the business. Grace Nichols will remain in her current role as Chief Executive Officer of Victoria’s Secret Stores through early Spring of 2007. After 20 years with Limited Brands and 14 as CEO of Victoria’s Secret Stores, she will work with Limited Brands leadership to develop a new role and transition to it in 2007.

LEADERSHIP FOR MAST

Rick Paul is being promoted to President for Mast, replacing Mr. Stritzke. Mr. Paul previously led Mast’s Far East operations.

ABOUT LIMITED BRANDS:

Limited Brands, through Victoria's Secret, Bath & Body Works, C.O. Bigelow, Express, Limited Stores, White Barn Candle Co. and Henri Bendel, presently operates 3,559 specialty stores. Victoria's Secret products are also available through the catalogue and www.VictoriasSecret.com. Bath & Body Works products are also available through the catalog and at www.BathandBodyWorks.com.

For further information, please contact:
Tom Katzenmeyer
SVP, Investor, Media and Community Relations
Limited Brands, Inc.
614-415-7076
www.Limitedbrands.com

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